Exhibit 10(s)

LINE OF CREDIT PROMMISSORY NOTE

Date:  September 8, 2008

FOR VALUE RECEIVED, Regan Holding Corp., (“Borrower”) promises to pay to the order of Lynda Pitts and/or Preston Pitts (“Lender”), the principal sum of Two Hundred and Twenty Five Thousand Dollars ($225,000) or so much as may be additionally disbursed to, or for the benefit of the Borrower by Lender in Lender’s sole and absolute discretion.  It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL:  The unpaid principal of this line of credit shall bear simple interest at the rate of six percent (6%) per annum.  Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder.  Interest on the unpaid balance of this Note shall accrue monthly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable.  The principal balance of this Note shall be due and payable upon Demand.  There shall be no penalty for early repayment of all or any part of the principal.

DEFAULT:  The Borrower shall be in default of this Note on the occurrence of any of the following events:  (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder.  (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES:  Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable.  Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:

LENDER:

Regan Holding Corp.

By: /s/ R. Preston Pitts

/s/ R. Preston Pitts

R. Preston Pitts, President

R. Preston Pitts

/s/ Brian Young

/s/ Lynda Pitts

Brian Young, VP Finance

Lynda Pitts